As filed with the Securities and Exchange Commission on October 19, 1998
                                                      Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       ANNAPOLIS NATIONAL BANCORP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF INCORPORATION)

          MARYLAND                           6712                           52-1648903
(state or other jurisdiction of        (Primary Standard        (IRS Employer Identification No.)
 incorporation or organization)   Classification Code Number)

                           180 ADMIRAL COCHRANE DR.
                                  SUITE 300
                          ANNAPOLIS, MARYLAND 21401
                                (410) 224-4455
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                       ANNAPOLIS NATIONAL BANCORP, INC.
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)

                            JOHN W. MARHEFKA, JR.
                           CHIEF EXECUTIVE OFFICER
                       ANNAPOLIS NATIONAL BANCORP, INC.
                           180 ADMIRAL COCHRANE DR.
                                  SUITE 300
                          ANNAPOLIS, MARYLAND 21401
                                (410) 224-4455
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                                  Copies to:
                          MARY M. SJOQUIST, ESQUIRE
                          PHILIP G. FEIGEN, ESQUIRE
                                PATTON BOGGS LLP
                             2550 M STREET, N.W.
                             WASHINGTON, DC 20037
                                (202) 457-6000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

========================================================================================================
   Title of each Class of        Amount to be    Proposed Purchase   Estimated Aggregate   Registration
 Securities to be Registered     Registered(1)    Price Per Share      Offering Price           Fee
--------------------------------------------------------------------------------------------------------
        Common Stock
  $.01 par Value per Share         100,000(2)        $7.72(3)             $771,196             $228
========================================================================================================

    (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Annapolis National Bancorp, Inc. 1997 Stock Option
         Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Annapolis National Bancorp, Inc. pursuant to 17 C.F.R.
         ss230.416(a).
    (2) Represents the total number of shares currently reserved or available for issuance as options pursuant to the Plan.
    (3) Weighted average price determined by the average exercise price of $7.82 per share at which options for 67,800 shares under the Plan have been granted to date and by $7.50, the market value of the Common Stock on October 15, 1998 as determined by the last reported price quoted on the Nasdaq Stock Market as reported in the Wall Street Journal, for 32,200 shares for which options have not yet been granted under the Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS. 230.462.

                       ANNAPOLIS NATIONAL BANCORP, INC.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Annapolis National Bancorp, Inc., (the "Company" or the "Registrant") 1997 Stock Option Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

       The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, which includes the statements of financial condition of the Company as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, together with the related notes and the report of Rowles & Company, LLP, independent certified public accountants, filed with the SEC on April 7,1998 (SEC File No. 0-22961).

        The Form 10-QSB report filed by the Registrant for the fiscal quarter ended June 30, 1998 (File No. 0-22961), filed with the SEC on August 14, 1998.

        The Form 10-QSB report filed by the Registrant for the fiscal quarter ended March 31, 1998 (File No. 0-22961), filed with the SEC on May 15, 1998.

        The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 0-22961), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12b-15 promulgated thereunder, on August 7, 1997.

        All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the Common Stock offered hereby has been passed upon by Patton Boggs LLP, Washington, DC, for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with the Maryland General Corporation Law (being Section 418 of Title 2 of the Maryland General Corporation Law) Articles 12 and 13 of the Registrant's Amended and Restated Articles of Incorporation provide as follows:

TWELFTH:

      The Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if it is proved that the act or omission at issue was material to the cause of action adjudicated in the subject proceeding and that (i) it was committed in bad faith, or (ii) it was the result of active and deliberate dishonesty, or
(iii) the individual actually received an improper personal benefit in money, property, or services, or (iv) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

THIRTEENTH:

      An officer or director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (i) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from the Corporation; or (ii) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the Maryland General Corporation Law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Maryland General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-B):

      4  Stock Certificate of Annapolis National Bancorp, Inc.(1)
      5  Opinion of Patton Boggs LLP, Washington, DC, as to the legality of the Common Stock registered hereby.
      23 Consent of Rowles & Company, LLP
      24 Power of Attorney is located on the signature pages.
---------------
(1) Incorporated herein by reference from Exhibit 4.0 contained in the Registration Statement on Form SB-2 (SEC File No. 333-29841), as amended, filed with the SEC on July 31, 1997, and declared effective on August 8, 1997.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on October 15, 1998.

                                    ANNAPOLIS NATIONAL BANCORP, INC.


                                    By: /s/ John W. Marhefka, Jr.
                                        _________________________________
                                        John W. Marhefka, Jr.
                                        Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Marhefka, Jr. as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                           Title                         Date
/s/ John W. Marhefka, Jr.     Chief Executive Officer            October 15, 1998
___________________________   (principal executive officer)
    John W. Marhefka, Jr.     and Director

/s/ Russell J. Grimes, Jr.    Chief Financial Officer and        October 15, 1998
___________________________   Treasurer (principal
    Russell J. Grimes, Jr.    financial and accounting
                              officer)

/s/ Albert Phillips           President and Chairman             October 15, 1998
___________________________   of the Board
    Albert Phillips

/s/ Lori J. Mueller           Secretary                          October 15, 1998
___________________________
    Lori J. Mueller

/s/ Stanley H. Katsef         Vice Chairman of the Board         October 15, 1998
___________________________
    Stanley H. Katsef

/s/ Ronald E. Gardner         Director                           October 15, 1998
___________________________
    Ronald E. Gardner

/s/ Stanley J. Klos, Jr.      Director                           October 15, 1998
___________________________
    Stanley J. Klos, Jr.

                              Director                           October 15, 1998
___________________________
    Lawrence E. Lerner

/s/ Richard M. Lerner         Director                           October 15, 1998
___________________________
    Richard M. Lerner



                              Director                           October 15, 1998
___________________________
    Dimitri P. Mallios

/s/ Lawrence W. Schwartz      Director                           October 15, 1998
___________________________
    Lawrence W. Schwartz

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